Exhibit 10.2

WESTELL TECHNOLOGIES, INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (the “Agreement”) is granted by WESTELL TECHNOLOGIES, INC. (the “Company”) to _______________________ (the “Participant”) this __________ day of _________________, _______ (the “Grant Date”) pursuant to the Company's 2004 Stock Incentive Plan (the “Plan”). The applicable terms of the Plan are incorporated herein by reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Plan.
WHEREAS, the Company believes it to be in the best interests of the Company and its stockholders for its officers and other executives to have an incentive tied to the Company's__________ and __________; and
WHEREAS, the Company has determined to grant the Participant units consisting of Performance Stock Units ("Performance Stock Units") which assuming certain conditions and other requirements specified below are satisfied convert into shares of the Company's Class A Common Stock ("Common Stock") pursuant to the terms of the Plan and this Agreement;
NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Participant and other conditions required hereunder, the Company and the Participant intending to be legally bound hereby agree as follows:
1.Performance Stock Units. The Company hereby grants to the Participant _______________ Performance Stock Units. The Performance Stock Units granted under this Agreement are units that will be reflected in a book account maintained by the Company until they convert to Common Stock and are issued to the Participant or have been forfeited. The number of shares of Common Stock to be issued to the Participant will be based upon the number of Performance Stock Units granted under this Section 1, the Performance Multiplier described in Section 2 and the Participant's vesting percentage in Section 3.

2.Performance Multiplier.

(a)
The number of Performance Stock Units that may become vested pursuant to the vesting calculation in Section 3 is determined by the "Performance Multiplier" described on Exhibit 1 attached hereto. The Performance Multiplier is determined and calculated by using a "point system" that compares the Company's actual _____ and ________ for fiscal years 20XX, 20XX, 20XX and 20XX to pre-established performance goals established by the Committee. For purposes of this Agreement, "operating profit" shall mean the Company's earnings before interest, taxes and amortization. Following the close of each fiscal year, the Committee will compare the Company's performance to the pre-established performance goals to determine the number of points that are earned. The points will be added and the total divided by 100 to determine the Performance Multiplier that will apply to the original Performance Stock Units. The Participant shall only receive points for a fiscal year if the Participant is employed on the relevant Certification Date, as defined in Section 3(a).

(b)
In calculating the Performance Multiplier, the Committee shall determine the Company's __________ and __________ in accordance with generally accepted accounting principles; provided that the Committee shall make appropriate adjustments (as determined by the Committee in its sole discretion) to the pre-established performance goals to eliminate the effects of acquisitions, divestitures and similar transactions.

(c)	The Committee's determination shall be final, conclusive and binding on the Company and the Participant.

3.Vesting Percentage.

(a)
The vesting percentage for the Performance Stock Units shall be based upon the Participant's continued employment with the Company. The Performance Stock Units will vest according to the following schedule:

Vesting Date	Vesting Percentage
Certification Date for FY 20XX	25%
Certification Date for FY 20XX	50%
Certification Date for FY 20XX	75%
Certification Date for FY 20XX	100%

The "Certification Date" for purposes of this Agreement shall be each date on which the Company's audited financial statements are accepted by the Audit Committee and the results under this Agreement are determined for each of the four fiscal years; provided that such date shall not be more than three months after the end of the Company's fiscal year. For example, if the Participant is employed by the Company on the date on which the Company's audited financial statements for the fiscal year ending March 31, 20XX are accepted by the Audit Committee and the results under this Agreement are determined, the Participant's vesting percentage will be 25%. Similarly, the Participant's vesting percentage will be 50% if the Participant is employed by the Company on the Certification Date for the fiscal year ending March 31, 20XX. Except as provided in (b) below, no portion of the award which is unvested at the Participant's termination of employment shall thereafter become vested.

(b)	Notwithstanding the foregoing, for purposes of this Section 3(b), the vesting percentage shall be 100% in the event of a Participant's termination of employment due to:

(i)	Death;

(ii)	Disability;

(iii)	Retirement after age 65 or as determined by the Committee;

(iv)	The disposition of a subsidiary or operating unit that employed the Participant;

(v)	A termination of the Participant's employment by the Company without Cause no more than three months prior to and in anticipation of a Change in Control;

(vi)	A Triggering Event following a Change in Control; or

(vii)	A termination event causing accelerated vesting under any employment agreement between the Company and the Participant.

If a Participant becomes 100% vested as a result of an event described in this Section 3(b), the Participant shall receive a distribution under Section 4 based upon the Participant's Performance Multiplier as of the date of such termination.

(c)	For purposes of this Agreement, "Change in Control", "Triggering Event", "Good Reason" and "Cause" shall have the following meanings:

(i)	A "Change in Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(A)
the consummation of the purchase by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, except the Voting Trust (together with its affiliates) formed pursuant to the Voting Trust Agreement dated February 23, 1994, as amended from time to time, among Robert C. Penny III and Melvin J. Simon, as co-trustees, and certain members of the Penny family and the Simon family, of ownership of shares representing more than 50% of the combined voting power of the Company's voting securities entitled to vote generally (determined after giving effect to the purchase);

(B)
a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own 50% or more of the combined voting power entitled to vote generally of the Company or the surviving or resulting entity (as the case may be); or

(C)
a sale of all or substantially all of the Company's assets, except that a Change in Control shall not exist under this clause (c) if the Company or persons who were shareholders of the Company immediately prior to such sale continue to collectively own 50% or more of the combined voting power entitled to vote generally of the acquirer.

(ii)	A "Triggering Event" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(A)
the Participant resigns from and terminates employment with the Company for Good Reason following a Change in Control by notifying the Company or its successor within ninety (90) days after the initial occurrence of the event constituting Good Reason specifying in reasonable detail the basis for the Good Reason.

(B)	the Company or its successor terminates the Participant's employment with the Company without Cause within two years of the date on which a Change in Control occurred.

(iii)
"Good Reason" means that concurrent with or within twelve months following a Change in Control, the Participant's base salary is reduced or the Participant's total compensation and benefits package is materially reduced without the Participant's written approval, or the Participant's primary duties and responsibilities prior to the Change in Control are materially reduced or modified in such a way as to be qualitatively beneath the duties and responsibilities befitting of a person holding a similar position with a company of comparable size in the Company's business in the United States, without the Participant's written approval (other than may arise as a result of the Company ceasing to be a reporting company under the Exchange Act or ceasing to be listed on NASDAQ), or the Participant is required, without his consent, to relocate his principal office to a location, or commence principally working out of another office located, more than 30 miles from the Company's office which represented the Participant's principal work location.

(iv)
“Cause” means (A) the failure by the Participant to comply with a particular directive or request from the Board of the Company regarding a matter material to the Company, and the failure thereafter by the Participant to reasonably address and remedy such noncompliance within thirty (30) days (or such shorter period as shall be reasonable or necessary under the circumstances) following the Participant's receipt of written notice from the Board confirming the Participant's noncompliance; (B) the taking of an action by the Participant regarding a matter material to the Company, which action the Participant knew at the time the action was taken to be specifically contrary to a particular directive or request from the Board, (C) the failure by the Participant to comply with the written policies of the Company regarding a matter material to the Company, including expenditure authority, and the failure thereafter by the Participant to reasonably address and remedy such noncompliance within thirty (30) days (or such shorter period as shall be reasonable or necessary under the circumstances) following the Participant's receipt of written notice from the Board confirming the Participant's noncompliance, but such opportunity to cure shall not apply if the failure is not curable; (D) the Participant's engaging in willful, reckless or grossly negligent conduct or misconduct which, in the good faith determination of the Company's Board, is materially injurious to the Company monetarily or otherwise; (E) the aiding or abetting a competitor or other breach by the Participant of his fiduciary duties to the Company; (F) a material breach by the Participant of his obligations of confidentiality or nondisclosure or (if applicable) any breach of the Participant's obligations of noncompetition or nonsolicitation under any agreement between the Participant and the Company; (G) the use or knowing possession by the Participant of illegal drugs on the premises of the Company; or (H) the Participant is convicted of, or pleads guilty or no contest to, a felony or a crime involving moral turpitude.

(d)
Solely for purposes of the definitions of “Triggering Event”, “Good Reason” and "Cause" under this Section 3 (and not for purposes of the definition of "Change in Control" hereunder), the Company shall be deemed to include any of Westell

Technologies, Inc.'s direct and indirect subsidiary companies and the term Board shall be deemed to include the Board of Directors of any such subsidiary.

4.Conversion of Performance Stock Units to Common Stock and Distribution.

(a)	The vested Performance Stock Units shall be converted to shares of Common Stock following the Certification Date for each of the four fiscal years.

(b)
The number of shares of Common Stock to be issued to the Participant following a Certification Date shall be equal to the number of Performance Shares in Section 1 times the Multiplier determined in Section 2 times the vesting percentage determined in Section 3 and less any shares of Common Stock issued for prior fiscal years. If the calculation would result in issuance of a fractional number of shares, any fraction of 0.5 or greater will be rounded up to the next whole share, and any fraction of less than 0.5 will be rounded down to the next whole share. Exhibit 2 contains examples illustrating how the number of shares of Common Stock to be issued to the Participant in each year is calculated.

(c)
The shares of Common Stock shall be distributed by the Company within 30 days following the Certification Date. Following the issuance of the Common Stock, the Company shall have no further obligations under this Agreement.

5.Rights Prior to Conversion. Prior to the date on which the Performance Stock Units are converted to shares of Common Stock as described in Section 4, the Participant will not have any right to vote the Performance Stock Units. The Participant will not be deemed a stockholder of the Company with respect to any of the Performance Stock Units. The Performance Stock Units may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of prior to the issuance of the Common Stock. After Performance Stock Units are converted to shares of Common Stock, the Participant shall receive a cash payment or payments from the Company equal to any cash dividends paid with respect to the number of shares of Common Stock relating to Performance Stock Units that are earned hereunder during the period beginning with the date of this Agreement through the date the Common Stock becomes issued and outstanding.

6.Interpretation by Committee. The Participant agrees that any determination, calculation, interpretation, challenge, dispute or disagreement that may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or such plan may be made in the sole discretion of the Committee.

7.Withholding Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, require the Participant to pay all or a portion of the taxes arising in connection with the award by withholding shares of Common Stock from the shares otherwise deliverable to the Participant, having a fair market value equal to the amount to be withheld; provided, however that the value of the shares which may be withheld shall not exceed the Company's minimum statutory federal, state and local tax withholding obligations for the Participant.

8.Clawback. The Performance Stock Units granted under this Agreement and any Common Stock issued under Section 4 shall be subject to the terms of any Company's clawback policy that may be in effect from time to time.

9.Miscellaneous.

(a)	This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b)	This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)
This Agreement is intended to satisfy the requirements for the deferral of compensation under Code section 409A or qualify for an exclusion therefrom. All terms used in this Agreement shall be interpreted to the maximum extent possible to satisfy Code section 409A.

IN WITNESS WHEREOF, the parties hereto have, personally or by a duly authorized representative, executed this Agreement as of the Grant Date first above written.
Westell Technologies, Inc.

By:
Name:
Its:

_______________________________________
Participant